Exhibit 10.16

FORM OF

STOCKHOLDERS AGREEMENT

by and among

RESTORATION HARDWARE HOLDINGS, INC.,

and

HOME HOLDINGS, LLC

Dated as of                 , 2012

i

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of                 , 2012 (the “Effective Date”), is by and among Restoration Hardware Holdings, Inc., a Delaware corporation (the “Company”) and Home Holdings, LLC, a Delaware limited liability company (“HH” or the “Sponsor”).

ARTICLE I.

DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Capital Stock of the Company.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, and any rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Change of Control” means (a) the consummation of any transaction as a result of which any Person other than the Sponsor, or any Related Person of the Sponsor, acquires directly or indirectly more than 50% of the Capital Stock of the Company, including, without limitation, through a merger or consolidation or purchase of the Capital Stock of the Company or (b) the sale, lease, conveyance, disposition, in one or a series of related transactions other than a merger or consolidation, of all or substantially all of the assets of the Company taken as a whole to any Person or group of Related Persons.

“Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Director” means a member of the Board.

“Director Veto Lapse Date” means the date on which the Sponsor no longer owns a majority of the Voting Power of all of the outstanding shares of Common Stock.

“Existing Debt” means indebtedness under that certain Ninth Amended And Restated Credit Agreement, dated as of August 3, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among Restoration Hardware, as a borrower, Restoration Hardware Canada, Inc., as a borrower, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “Existing Facility”) and debt incurred to refinance the Existing Facility, provided that (x) the maximum amount that can be borrowed under such refinanced debt is not higher than the maximum amount that can be borrowed under the Existing Facility (including through the exercise of any commitment increase provisions) and (y) the terms of such refinanced debt is not materially less favorable to the Company and its subsidiaries, taken as a whole, than the Existing Facility.

“Effective Date” has the meaning set forth in the preamble.

“Material Subsidiary” means each “Significant Subsidiary” of the Company, as defined in Rule 1–02 of Regulation S–X promulgated under the 1933 Act.

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, a joint stock company, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Related Person” means, with respect to any Person, (a) an Affiliate of such Person, (b) any investment manager, investment advisor or general partner of such Person, (c) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner is such Person or a Related Person of such Person, and (d) any equity investor, partner, member or manager of such Person; provided, that no Person shall be deemed an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Capital Stock of the Company.

“Restoration Hardware” means Restoration Hardware, Inc., a wholly owned subsidiary of the Company.

“Required Designees” has the meaning set forth in Section 3.01(c).

“Securities Act” means the Securities Act of 1933.

“Significant Action” has the meaning set forth in Section 4.01.

“Sponsor” has the meaning set forth in the preamble.

“Sponsor Designees” has the meaning set forth in Section 3.01(a).

“Transfer” means the direct or indirect offer, sale, lease, license, donation, assignment (as collateral or otherwise), mortgage, pledge, grant, hypothecation, encumbrance,

gift, bequest or transfer or disposition of any interest (legal or beneficial) in any security (including transfer by reorganization, merger, sale of substantially all of the assets or by operation of law).

“Veto Lapse Date” means the date on which the Sponsor no longer owns at least 30% of the Voting Power of all of the outstanding shares of Common Stock.

“Voting Power” means the total number of votes associated with all shares of Common Stock of the Company calculated in the same manner as the number of shares of common stock set forth on the cover page of the most recently filed periodic report filed with the Securities and Exchange Commission, that are entitled to vote generally in the election of Directors; provided, however, that with respect to any share of Common Stock, not more than one vote per share shall be counted.

SECTION 1.02. Rules of Construction. Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” References to “dollars” or “$” shall mean dollars in lawful currency of the United States of America. References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise. References to a Section or paragraph shall be to a Section or paragraph of this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. Any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Each of the parties hereby severally represents and warrants, severally and not jointly, to each of the other parties as follows:

SECTION 2.01. Authority; Enforceability. Such party (a) has the legal capacity or organizational power and authority to execute, deliver and perform its obligations under this Agreement and (b) is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization. This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

SECTION 2.02. Consent. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those that have been made or obtained on or prior to the date hereof, in connection with (a) the execution or delivery of this Agreement or (b) the consummation of any of the transactions contemplated hereby.

ARTICLE III.

BOARD OF DIRECTORS

SECTION 3.01. Sponsor Designees.

(a) From the Effective Date until the Director Veto Lapse Date, the Sponsor shall have the right, but not the obligation, to nominate to the Board a majority of the members of the Board of Directors (such nominees, the “Sponsor Designees”). As of the date of this Agreement, Sponsor intends to nominate two Sponsor Nominees, which shall be the Required Designees. From the Director Veto Lapse Date until the Veto Lapse Date, the Sponsor shall have the right, but not the obligation, to nominate to the Board two Sponsor Designees. Additionally, from the Effective Date until the Veto Lapse Date, the Sponsor may appoint two observers (the “Observers”) to the Board.

(b) At any time at which the Sponsor has nominated less than the total number of Sponsor Designees the Sponsor is entitled to nominate pursuant to this Section 3.01, the Sponsor shall have the right, at any time, to nominate such additional number of Sponsor Designees to which it is entitled, in which case the Company shall take all necessary action to (i) increase the size of the Board as required to enable such Sponsor to so nominate such additional Sponsor Designees and (ii) designate such additional Sponsor Designees nominated by the Sponsor to fill such newly–created vacancy or vacancies, as applicable.

(c) The Sponsor shall designate one Sponsor Designee as the CP Designee and one Sponsor Designee as the T3 Designee (together, the “Required Designees”). The initial CP Designee shall be J. Michael Chu and the initial T3 Designee shall be William Forrest.

(d) The Observers shall be entitled to attend all meetings of the Board of Directors or any committee thereof, and also shall be entitled to receive concurrently with the Directors notice of Board and Committee meetings and all minutes, consents and other materials provided to any Director in his or her capacity as a Director. Notwithstanding the foregoing, the Company will have the right, in its sole discretion, to exclude the Observers from access to any Board of Directors meeting or material, or portion thereof, if the Board of Directors determines in good faith, based on the advice of Company counsel, that the exclusion is necessary in order to preserve the attorney-client privilege. In the event that any Observer is excluded from access to any portion of a meeting, the Company will supply the Observer with a summary of the content of that portion of the meeting in detail sufficient to provide the Observer with a general understanding of the purposes of the discussion, provided that such a summary does not waive the attorney-client privilege. In addition, the Company will have the right, in its sole discretion, to exclude the Observers from access to any meeting of the Audit Committee of the Board for any reason whatsoever, in the sole discretion of the Audit Committee, and Observers shall not have a right to a summary of the content of such meetings.

SECTION 3.02. Sponsor Designee Approval Required for Board Action.

(a) From the Effective Date until the Director Veto Lapse Date, no action or vote taken or approved by the Board or any committee thereof, or the board of directors of any subsidiary of the Company or any committee thereof, shall be valid unless approved by both Required Designees; provided, however, that the foregoing shall not apply to actions or votes taken or approved by the Audit Committee of the Company or any other Committee created with the consent of the Sponsor as being exempt from this requirement.

(b) From the Effective Date until the Director Veto Lapse Date, without the prior consent of both Required Designees, the Board of Directors of the Company may not delegate any authority to the Audit Committee beyond the authority granted to the Audit Committee in its charter in the form attached hereto as Exhibit A, or as may be required by applicable law, regulation or New York Stock Exchange rule.

(c) The Company and the Holders shall take all necessary and desirable actions to cause the certificate of incorporation of the Company and each of the Company’s subsidiaries to reflect the provisions of Sections 3.02(a) and (b) until the Director Veto Lapse Date occurs.

SECTION 3.03. Other Corporate Governance Matters.

(a) The Company shall pay all reasonable out-of-pocket expenses incurred by the Directors and the Observers in connection with their participation in meetings of the Board and committees thereof and the board of directors and committees of subsidiaries of the Company.

(b) The board of directors of each subsidiary of the Company shall, at any given time, be comprised in a manner reasonably acceptable to the Sponsor, unless the Sponsor shall require the board of directors of any such subsidiary to be comprised in the same manner as the Board.

(c) The Company shall to the maximum extent permitted under applicable law, indemnify and provide for the advancement of expenses to each Director and Observer, from and against any and all losses which may be imposed on, incurred by, or asserted against such Director or Observer in any way relating to or arising out of, or alleged to relate to or arise out of, the Director’s and Observer’s service in that capacity. Further, the Directors and Observers shall be covered by the directors’ and officers’ liability insurance and fiduciary liability insurance carried by the Company in an amount reasonably acceptable to the Sponsor.

(d) Each of the parties hereto acknowledges that the Sponsor, its Affiliates and any of its Affiliates’ related investment funds and portfolio companies may review the business plans and related proprietary information of any enterprise, including any enterprise which may have products or services which compete directly or indirectly with those of the Company, and may trade in the securities of such enterprise. Nothing in this Agreement shall preclude or in any way restrict the Sponsor, its Affiliates and any of its Affiliates’ related investment funds and portfolio companies from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company. Notwithstanding anything to the contrary herein, the Company and the Holders expressly acknowledge and agree that: (a) the Sponsor, members of the Board designated by the Sponsor, and managers, officers, directors, members, partners, Affiliates and any related investment funds or portfolio companies of Affiliates of the Sponsor (other than the Company and its subsidiaries) (each, a “Sponsor Party”) have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company or any of its Affiliates or subsidiaries; and (b) in the event that any Sponsor Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Company, its Affiliates or any of its subsidiaries, such Sponsor Party shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company, its Affiliates or any of its subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, any of its Affiliates, any of its subsidiaries or any other stockholders for breach of any duty (contractual or otherwise) by reason of the fact that any Sponsor Party, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company, its Affiliates or any of its subsidiaries.

ARTICLE IV.

SPONSOR VETO RIGHTS

SECTION 4.01. Sponsor Veto Rights. From the Effective Date until the Veto Lapse Date, neither the Company nor any of its subsidiaries shall take, or be permitted to take, any of the following actions, whether as a single transaction or a series of related transactions (each, a “Significant Action”) without the written approval of the Sponsor:

(a) a Change of Control or the merger or consolidation of the Company or any of its subsidiaries, or any entry into any agreement to effect or publicly endorsing a Change of Control or the merger or consolidation of the Company or any of its subsidiaries;

(b) (i) entering into any joint venture, investment, recapitalization, reorganization or contract with any other Person, (ii) the acquisition of any securities or assets of another Person (other than inventory acquired in the ordinary course of business), or (iii) the exercise of any ownership rights in respect of any of the foregoing in this Section 4.01(b);

(c) any Transfer of a material amount of assets of the Company or any of its subsidiaries in any transaction or series of related transactions, other than inventory sold in the ordinary course of business;

(d) the issuance of any Capital Stock of the Company or of any subsidiary of the Company, other than issuances upon: (i) the exercise of any warrants, options, rights or securities convertible into, exchangeable for or exercisable for, shares of Capital Stock of the Company previously approved by the Sponsor or previously approved pursuant to clause 4.01(d)(ii) hereof; and (ii) the grant of any equity award issued to an officer, director, employee or consultant of the Company pursuant to a management incentive plan, employment agreement or other arrangement approved by the Board or a duly authorized committee thereof prior to the Effective Date;

(e) the filing of any registration statement by the Company or its subsidiaries, or the commencement of any public offering by the Company or its subsidiaries, other than the filing of registration statements on Form S-8 in respect of equity awards issued to an officer, director, employee or consultant of the Company pursuant to a management incentive plan, employment agreement or other arrangement approved by the Board or a duly authorized committee thereof prior to the Effective Date;

(f) the guarantee, assumption, incurrence or refinancing of indebtedness for borrowed money by the Company or any of its subsidiaries (including indebtedness of any other Person existing at the time such other Person merged with or into or became a subsidiary of, or substantially all of its business and assets were acquired by, the Company or such subsidiary, and indebtedness secured by a lien encumbering any asset acquired by the Company or any such subsidiary and including debt securities) or the pledge of, or granting of a security interest in, any of the assets of the Company or any of its subsidiaries other than the Existing Debt (other than trade indebtedness incurred in the ordinary course of business by the Company and its subsidiaries);

(g) entering into or amending any direct or indirect transactions after the date of this Agreement between the Company or any subsidiary of the Company, on the one hand, and (i) any of the stockholders of the Company or Affiliates or Related Persons of any of the stockholders of the Company, (ii) any Affiliate of the Company or any subsidiary of the Company (including, for purposes hereof, Hierarchy, LLC) or (iii) any officer, director, employee or consultant of the Company or any subsidiary of the Company (other than compensation arrangements approved by the Board or Compensation Committee or otherwise in the ordinary course of business as part of travel advances, relocation advances, reasonable out-of-pocket expenses or other amounts in accordance with Company policies approved by the Board incurred by officers, directors, employees or consultants of the Company, on the other hand (including the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement);

(h) the adoption of a “poison pill” or other material defensive mechanisms not in place as of the Effective Date;

(i) any payment or declaration of or setting aside of any sums or other property for the payment of dividends on any Capital Stock of the Company or making of any other distributions in respect of (including by merger or otherwise) any shares of Capital Stock of the Company or any warrants, options, rights or securities convertible into, exchangeable for or exercisable for, shares of Capital Stock of the Company;

(j) any redemption, repurchase or other acquisition (including by merger or otherwise) any shares of Capital Stock or any warrants, options, rights or securities convertible into, exchangeable for or exercisable for, shares of Capital Stock of the Company, or redemption or purchase or other acquisition or payment with respect to any share appreciation rights or phantom share plans (other than repurchases of shares of Capital Stock from employees upon termination of employment pursuant to terms of equity grants) or any re-pricing of equity awards;

(k) any amendment of the certificate of incorporation or bylaws of the Company, or the terms of the Common Stock;

(l) creation any new class or series of shares of Capital Stock having rights, preferences or privileges senior to or on a parity with the Common Stock;

(m) the creation of any committees of the Board or the board of any subsidiaries, or delegation of authority to a committee, except as set forth in committee charters adopted as of the Effective Date;

(n) the commencement of any liquidation, dissolution or voluntary bankruptcy, administration, recapitalization or reorganization of the Company or any of its subsidiaries in any form of transaction, making arrangements with creditors, or consenting to the entry of an order for relief in any involuntary case, or taking the conversion of an involuntary case to a voluntary case, or consenting to the appointment or taking possession by a receiver, trustee or other custodian for all or substantially all of its property, or otherwise seeking the protection of any applicable bankruptcy or insolvency law, other than any such actions with respect to a non–Material Subsidiary where, in the good faith judgment of the Board, the maintenance or preservation of such subsidiary is no longer desirable in the conduct of the business of the Company or any of its Material Subsidiaries; and

(o) the entering into of any agreement to do any of the foregoing.

ARTICLE V.

MISCELLANEOUS

SECTION 5.01. Notices. Except as otherwise specified herein, all notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid or otherwise delivered by hand, messenger, facsimile transmission or electronic mail and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify in writing in accordance with this Section 5.01; provided, that:

(a) unless otherwise specified by HH in a notice delivered by HH in accordance with this Section 5.01, any notice required to be delivered to HH shall be properly delivered if delivered to:

Home Holdings, LLC

c/o Catterton Management Company, LLC

599 West Putnam Avenue

Greenwich, CT 06830

Fax: (203) 629-4903

Attention: Marc Magliacano

And c/o Tower Three Partners LLC

2 Sound View Drive

Greenwich, CT 06830

Fax: 203-485-5885

Attention: William Forrest

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

555 Mission Street

San Francisco, CA 94109

Fax: (415) 393-8461

Attention: Stewart McDowell

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Fax: (212) 310-8007

Attention: Douglas Warner

(b) unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 5.01, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Restoration Hardware Holdings, Inc.

15 Koch Road, Suite J

Corte Madera, CA 94925

Fax: (415) 927-7264

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Fax: (415) 276-7113

Attention: Gavin Grover

SECTION 5.02. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

SECTION 5.03. Share Ownership. For purposes of this Agreement, the Sponsor shall be deemed to own all shares of Common Stock owned by Persons that were members of the Sponsor as of immediately after the Effective Date.

SECTION 5.04. Amendment. This Agreement may not be amended, restated, modified or supplemented in any respect and the observance of any term of this Agreement may not be waived except by a written instrument executed by the Company and the Sponsor.

SECTION 5.05. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto except as otherwise expressly stated hereunder.

SECTION 5.06. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of Delaware or in any Delaware state court located in New York county and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

SECTION 5.07. Enforcement. The parties agree that irreparable damage (for which monetary damages, even if available, would not be an adequate remedy) would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 5.06 above without the need to post bond, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 5.08. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.09. Additional Securities Subject to Agreement. All shares of Common Stock of the Company that any Holder hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise, whether by merger, consolidation or otherwise (including shares of a surviving corporation into which the shares of

Common Stock are exchanged in such transaction) will be subject to the provisions of this Agreement to the same extent as if held on the date of the this Agreement.

SECTION 5.10. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 5.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

SECTION 5.12. Waiver of Jury Trial. Each party to this Agreement, for itself and its Related Persons, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective Related Persons pursuant to this Agreement or in the negotiation, administration, performance or enforcement of this Agreement.

SECTION 5.13. Entire Agreement. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including this Agreement) and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

SECTION 5.14. Termination of Agreement. Upon the Veto Lapse Date, this Agreement shall terminate and be of no further force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company and each Sponsor have executed this Agreement as of the day and year first above written.

RESTORATION HARDWARE HOLDINGS, INC.

By:
Name:
Title:

HOME HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Stockholders Agreement

EXHIBIT A

THE AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

RESTORATION HARDWARE HOLDINGS, INC.

CHARTER

I. PURPOSE

The Audit Committee (the “Committee”) is established by and amongst the Board of Directors (the “Board”) of Restoration Hardware Holdings, Inc. (the “Company”) for the primary purpose of assisting the Board in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and for the purposes set forth in the listing requirements of the New York Stock Exchange (“NYSE”). The Committee shall also review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles (“GAAP”), the NYSE, and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee should also provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal auditing function and the Board.

The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent registered public accounting firm and to any advisers that the Committee chooses to engage as well as for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter.

II. COMPOSITION AND MEETINGS

The Committee shall be comprised of that number of members required by the listing standards of the NYSE, and, in any event, shall consist of at least three members. Each member of the Committee shall meet applicable independence requirements for membership of an Audit Committee in accordance with listing standards of the NYSE. If a member of the Committee simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

To the extent that the Company elects a “controlled company” exception under the listing requirements of the NYSE, then any listing requirement of the NYSE or provision of this Charter from which the Company is exempt under such controlled company or other provision shall be deemed inapplicable to the Company if and for so long as the Company relies upon the controlled company or other similar exception without further amendment of this Charter. The pertinent provisions of the listing requirements of the NYSE and this Charter shall again be deemed applicable without further amendment of this Charter at such time as the Company elects to no longer rely upon, or is otherwise no longer eligible to rely upon, the controlled company or other similar exception.

Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, and at least one member of the Committee shall meet the definition of “audit committee financial expert” as set forth in Rule 407(d)(5) of Regulation S-K. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Members of the Committee may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Committee members shall be appointed by the Board, based on the recommendation of the Nominating Committee, and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Committee members may be removed at any time by vote of the Board.

Unless a Chair is elected by the full Board, members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. To the extent practical and appropriate, each regularly scheduled meeting should conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should, to the extent practical and appropriate, meet periodically with management, the director of the internal auditing function and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

III. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports/Accounting Information Review

1. Review this Charter periodically, and no less frequently than annually, and recommend to the Board any necessary amendments as conditions dictate.

2

2. Review and discuss with management and the independent registered accounting firm the Company’s annual financial statements, including the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K, quarterly financial statements, and all internal controls reports (or summaries thereof), if any, and recommend to the Board, if appropriate, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC. To the extent practical and appropriate, review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906), and any relevant reports rendered by the independent registered public accounting firm (or summaries thereof). Review and discuss with management and the independent registered public accounting firm all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3. Review with financial management and the independent registered public accounting firm each Quarterly Report on Form 10-Q prior to its filing.

4. Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

5. Have one or more members of the Committee, in particular if reasonably available the Chair of the Committee, review, before release, the unaudited operating results in the Company’s quarterly earnings release and/or discuss the contents of the Company’s quarterly earnings release with management.

6. Have one or more members of the Committee, in particular if reasonably available the Chair of the Committee, review, before release, any non-GAAP or “pro forma” financial information, guidance or revised guidance to be included in a press release of the Company.

7. To the extent practical and appropriate, review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s response.

8. Discuss policies with respect to risk assessment and risk management.

Independent Registered Public Accounting Firm

9. Be responsible for the appointment of, and review and approval, on a continuing basis, of the retention, termination and performance of the Company’s independent registered public accounting firm and as part of this responsibility the Audit Committee shall:

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•	Have sole authority to appoint, retain, compensate and terminate the independent registered public accounting firm.

•	Oversee the work performed by the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work.

•	Review the performance of the independent registered public accounting firm and remove the independent registered public accounting firm if circumstances warrant.

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The independent registered public accounting firm shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent registered public accounting firm in the event that they arise.

•	Consider and evaluate whether the registered public accounting firm’s performance of permissible nonaudit services is compatible with the registered public accounting firm’s independence.

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Establish a clear understanding with management and the independent registered public accounting firm that the independent registered public accounting firm is accountable to the Audit Committee and the Board as representatives of the Company’s stockholders.

10. Review with the independent registered public accounting firm when appropriate any problems or difficulties and management’s response; review the independent registered public accounting firm’s attestation and report on management’s internal control report; obtain from the independent registered public accounting firm assurance that it has complied with Section 10A of the Securities Exchange Act of 1934; and hold discussions with the independent registered public accounting firm, at least prior to the filing of the independent registered public accounting firm’s audit report with the SEC pursuant to federal securities laws, regarding the following:

•	all critical accounting policies and practices to be used;

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all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm;

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other material written communications between the independent registered public accounting firm and management including, but not limited to, the management letter and schedule of unadjusted differences;

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an analysis of the registered public accounting firm’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements, and the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380 - Communication with Audit Committees, as may be modified or supplemented from time to time;

•	any significant changes required in the independent registered public accounting firm’s audit plan;

•	other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards; and

•	any other relevant reports, including regular internal financial reports prepared by management of the Company and any internal auditing department, or other financial information.

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11. Review the independence of the independent registered public accounting firm, including a review of management consulting services, and related fees, provided by the independent registered public accounting firm. The Committee shall require that the independent registered public accounting firm at least annually provide a formal written statement (a) describing (i) the independent registered public accounting firm’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues; and (b) delineating all relationships between the independent registered public accounting firm and the Company consistent with the rules of the NYSE and request information from the independent registered public accounting firm and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the independent registered public accounting firm in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent registered public accounting firm. The Committee shall establish clear policies regarding the hiring of employees and former employees of the Company’s independent registered public accounting firm.

12. Review and preapprove all audit, review or attest engagements of, and nonaudit services to be provided by, the independent registered public accounting firm (other than with respect to the de minimis exception permitted by the Sarbanes-Oxley Act of 2002 and the SEC rules promulgated thereunder). Establish and maintain preapproval policies and procedures relating to the engagement of the independent registered public accounting firm to render services, provided the policies and procedures are detailed as to the particular service and the Committee is informed of each service and such policies and procedures do not include delegation of the Committee’s responsibilities under the Securities Exchange Act of 1934 to management. The preapproval duty may be delegated to one or more designated members of the Committee with any such preapproval reported to the Committee at its next regularly scheduled meeting.

Financial Reporting Processes and Accounting Policies

13. In consultation with the independent registered public accounting firm and the internal auditors, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

14. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

15. Review all related party transactions as defined in the NYSE requirements (consistent with the Company’s Related Party Transaction Policies and Procedures as approved by the Board of Directors).

16. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

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17. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

18. Review and concur with management on (i) the timing for establishment of any internal auditing department as well as the scope and responsibilities of any such internal auditing department and (ii) the appointment, replacement, reassignment or dismissal of the person assigned to oversee and run such internal auditing department. Notwithstanding the foregoing, the Company shall have an internal auditing department to the extent required by the listing standards of the NYSE.

Other Responsibilities

19. Review with the independent registered public accounting firm, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

20. Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

21. To the extent appropriate or necessary, review the rationale for employing audit firms other than the principal independent registered public accounting firm and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

22. Establish, review and update periodically a code of ethics and ensure that management has established a system to enforce this code. It shall be the policy of the Committee that the code is in compliance with all applicable rules and regulations. Review management’s monitoring of the Company’s compliance with the organization’s code of ethics.

23. Annually review and assess the Committee’s performance.

24. Report regularly to the Board.

25. Perform any other activities consistent with this Charter, the Company’s Bylaws, as may be amended from time to time, and governing law, as the Committee or the Board deems necessary or appropriate.

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